Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Holdings Leverages Relationships with Medical Device Distributors to Extend Reach in Texas

DENVER, October 7, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services (“IONM”), is pleased to announce that it has extended its reach within the state of Texas by leveraging medical device distributor referrals to initiate work with two new surgeons and expand the procedures it monitors at a Houston medical facility.

“It is a priority for Assure to extend our footprint within states where we already operate to fully take advantage of our investment in these areas, drive profitability and capitalize on the economies of scale they represent,” said John A. Farlinger, Assure’s executive chairman and CEO. “We have been stepping up outreach to medical device distributors as part of our growth strategy. These new physician relationships in Texas as well as the surgeon we began working with in Nebraska this July all represent recent wins generated from our channel program. We expect to continue seeing accelerating positive impact from these efforts in late 2021 and beyond.”

Farlinger continued, “We are pleased to expand our presence in Texas and are confident in our ability to take advantage of sizeable business development opportunities in Greater Houston, Dallas Ft. Worth and elsewhere in the state. Further, we believe additional scale within Texas will benefit the Company as we negotiate in-network insurance agreements.”

Assure is now working with orthopedic spine surgeon Marcel Wiley, M.D. and upper extremity surgeon Kevin Smith, M.D. both of whom are affiliated with Texas Orthopaedic & Sports Medicine. Combined, the two physicians perform over 400 procedures annually. In addition, Assure anticipates expanding its presence at the Texas Orthopedic Hospital from spine procedures into general orthopedics.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to: the Company’s growth plans; the Company’s reputation in the IONM industry; the effects of the Company’s expansion into Texas and the Company’s ability to take advantage of expansion opportunities in the United States. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variation or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general; that the Company’s actions taken during the COVID-19 health crisis will be effective;; the Company’s ability to take advantage of expansion and business development opportunities in Texas and the United States; the Company may not expand into new states or extend its reach within its current operational footprint; the demand for the Company’s for neuromonitoring services may not continue to increase; the Company may not maintain its strong reputation in the IONM industry; the Company’s new Texas partners may not continue to perform more than 400 procedures annually; the Company may not continue seeing positive impact from its medical device distributor outreach; and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com